AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is effective as of January 29, 2021, by and between Metropolitan West Funds, on behalf of its series listed on Exhibit A (each such series, a “Fund” and collectively, the “Funds”), Metropolitan West HY Sub I, LLC, a subsidiary of Metropolitan West High Yield Bond Fund (the “Subsidiary”), and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	Metropolitan West Funds, the Subsidiary and BNY Mellon are parties to a Fund Administration and Accounting Services Agreement dated as of April 1, 2013 (the “FAA Agreement”).

B.	The parties desire to amend the FAA Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the FAA Agreement shall be amended and restated as attached hereto.

2.	Miscellaneous.

a)	As amended and supplemented hereby, the FAA Agreement shall remain in full force and effect.

b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(Signature page follows)

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

METROPOLITAN WEST FUNDS

By:
Name:	Patrick W. Dennis
Title:	Vice President and Assistant Secretary

METROPOLITAN WEST HY SUB I, LLC

By:
Name:	Patrick W. Dennis
Title:	Vice President and Assistant Secretary

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of January 29, 2021, is Exhibit A to that certain Fund Administration and Accounting Services Agreement, dated as of April 1, 2013 and as amended from time to time, by and between each of the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

List of Funds/Series:

Metropolitan West Ultra Short Bond Fund – Class M

Metropolitan West Ultra Short Bond Fund – Class I

Metropolitan West Total Return Bond Fund – Class M

Metropolitan West Total Return Bond Fund – Class I

Metropolitan West Total Return Bond Fund – Class I-2

Metropolitan West Total Return Bond Fund – Administrative Class

Metropolitan West Total Return Bond Fund – Plan Class

Metropolitan West Low Duration Bond Fund – Class M

Metropolitan West Low Duration Bond Fund – Class I

Metropolitan West Low Duration Bond Fund – Administrative Class

Metropolitan West High Yield Bond Fund – Class M

Metropolitan West High Yield Bond Fund – Class I

Metropolitan West Intermediate Bond Fund – Class M

Metropolitan West Intermediate Bond Fund – Class I

Metropolitan West AlphaTrak 500 Fund – Class M

Metropolitan West Strategic Income Fund – Class M

Metropolitan West Strategic Income Fund – Class I

Metropolitan West Unconstrained Bond Fund – Class M

Metropolitan West Unconstrained Bond Fund – Class I

Metropolitan West Unconstrained Bond Fund – Plan Class

Metropolitan West Floating Rate Income Fund – Class M

Metropolitan West Floating Rate Income Fund – Class I

Metropolitan West Floating Rate Income Fund – Plan Class

Metropolitan West Corporate Bond Fund – Class M

Metropolitan West Corporate Bond Fund – Class I

Metropolitan West Flexible Income Fund – Class M

Metropolitan West Flexible Income Fund – Class I

Metropolitan West Investment Grade Credit Fund – Class M

Metropolitan West Investment Grade Credit Fund - Class I

Metropolitan West HY Sub I, LLC